                                  EXHIBIT 4.2
                                  -----------

                            STOCKHOLDERS' AGREEMENT
                            -----------------------

   (Any exhibits or schedules that are omitted, are omitted pursuant to Item
    601(b)(2) of Regulation S-K. The Registrant agrees, however, to furnish supplementary a copy of such omitted items to the Commission upon request).

                            STOCKHOLDERS' AGREEMENT

                                     Among

                                  JKBAKER LLC,

                                  JMBAKER LLC,

                                 SEAGATE, LLC,

                               ROTH SPECIAL LLC,

                                CFB GILBERT LLC,

                                RGB RUMPOLE LLC,

                                JAMES K. BAKER,

                                JANET M. BAKER,

                                  ROBERT ROTH,

                           SEAGATE TECHNOLOGY, INC.,

                           THE PAUL G. BAMBERG TRUST,

                          THE CHERRY F. BAMBERG TRUST,

                                     LEHA,

                               L&H HOLDING N.V.,

                                L&H HOLDING III,

                                  OLDCO N.V.,

                            L&H INVESTMENT COMPANY,

                                      and

                     LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.


                            Dated as of June 7, 2000

                            STOCKHOLDERS' AGREEMENT

          STOCKHOLDERS' AGREEMENT, dated as of June 7, 2000 (this "Agreement"), among JKBAKER LLC, JMBAKER LLC, SEAGATE, LLC, ROTH SPECIAL LLC, CFB GILBERT LLC, and RGB RUMPOLE LLC, each a Delaware limited liability company (collectively, the "LLCs"), JAMES K. BAKER, JANET M. BAKER, ROBERT ROTH, SEAGATE TECHNOLOGY, INC., the PAUL G. BAMBERG TRUST and the CHERRY F. BAMBERG TRUST (collectively, the "Principal Stockholders"), LEHA, a Netherlands foundation, L&H HOLDING N.V., a Belgian corporation, L&H HOLDING III, a Luxembourg corporation, OLDCO N.V., a Belgian corporation, and L&H INVESTMENT COMPANY, a Belgian corporation (collectively, LEHA, L&H Holding N.V., L&H Holding III, Oldco N.V., and L&H Investment Company are hereinafter referred to as the "L&H Control Group") and LERNOUT & HAUSPIE SPEECH PRODUCTS N.V., a Belgian corporation (the "Company").

          WHEREAS, the execution and delivery of this Agreement is a condition to the obligations of the Company and Dragon Systems, Inc., a Delaware corporation ("Dragon") under the Agreement and Plan of Merger dated as of March 27, 2000, among the Company, L&H Holdings USA, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company ("Merger Sub"), Dragon and the Principal Stockholders (the "Merger Agreement"), pursuant to which Dragon shall merge with and into Merger Sub, all upon the terms and subject to the conditions set forth in the Merger Agreement;

          WHEREAS, upon consummation of the transactions contemplated by the Merger Agreement, the Principal Stockholders will beneficially own 9,807,489 shares of common stock of the Company, BEF 10.77 fractional value (together with any common stock of the Company issued as a dividend or other distribution with respect thereto, or in exchange therefor, or in replacement thereof, the "Company Common Stock") and the L&H Control Group will beneficially own 22,352,984 shares of the Company Common Stock (the "L&H Shares");

          WHEREAS, the Company, the L&H Control Group, the LLCs and the Principal Stockholders now wish to enter into this Agreement to set forth their understanding as to the matters set forth herein with respect to, among other things, representation on the Company's Board of Directors (the "Board") and the holding, acquisition and transfer of Company Common Stock by the Principal Stockholders and their Affiliates (as defined below); and

          WHEREAS, the parties agree that the arrangements contained in this Agreement are in the corporate interest of the Company.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  Definitions
                                  -----------


          SECTION 1.01.  Definitions.  (a) As used in this Agreement, the
                         -----------
following terms shall have the following meanings:

          "Affiliate" means a Person that directly, or indirectly through one or
           ---------
more intermediaries, controls, is controlled by, or is under common control with, a specified person.

          "beneficially own" has the meaning set forth in Rule 13d-3, as in
           ----------------
effect on the date hereof, under the Exchange Act.

          "Business Day" means any day that is not a Saturday, Sunday or other
           ------------
day on which banks are closed in the city of New York, New York, or the city of Boston, Massachusetts, or in Belgium.

          "Change of Control Transaction" means any transaction in which any
           -----------------------------
Person or two or more Persons acting in concert shall have acquired, or shall have entered into a definitive agreement providing for the acquisition of, beneficial ownership, directly or indirectly, of the voting securities of the Company representing fifty percent (50%) or more of the combined voting power of all voting securities of the Company.

          "Closing" has the meaning set forth in the Merger Agreement.
           -------

          "Closing Date" has the meaning set forth in the Merger Agreement.
           ------------

          "control" (including the terms "controlled by" or "under common
           -------
control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities, by contract, or otherwise.

          "Director" means a member of the Board.
           --------

          "Exchange Act" means the United States Securities Exchange Act of
           ------------
1934, as amended.

          "Group" has the meaning set forth in Rule 13d-5, as in effect on the
           -----
date hereof, under the Exchange Act.

          "Holder" means any of the LLCs, the Principal Stockholders and any
           ------
Permitted Transferee.

          "Indemnity Escrow Agreement" means the Indemnity Escrow Agreement, of
           --------------------------
even date herewith, among the Company, Merger Sub, the Principal Stockholders and an escrow agent.

          "Initial Shares" means the number of Stockholder Shares acquired by
           --------------
the Principal Stockholders at the Closing, taking into account any increase or decrease thereof by reason of any securities issued or issuable with respect to any such Stockholder Shares by way of conversion, exchange, replacement, stock dividend, stock split or other distribution or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

          "LLC Agreement" means each of the Agreements of Limited Liability
           -------------
Company of each of the LLCs, each of even date herewith, between each of the Principal Stockholders and L&H Holding N.V.

          "Permitted Transferee" means any Affiliate of the Principal
           --------------------
Stockholders.

          "Person" means any individual, firm, corporation, partnership, limited
           ------
partnership, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group acting for the purpose of acquiring, holding, or disposing of securities.

          "Stockholder Shares" means the Initial Shares, any other Company
           ------------------
Common Stock now or hereafter beneficially owned by the Principal Stockholders or a Permitted Transferee and any securities issued or issuable with respect to any such Common Stock by way of conversion, exchange, replacement, stock dividend, stock split or other distribution or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

          "Third Party Offer" means an unsolicited bona fide offer by a Person
           -----------------
other than the Holder to acquire more than fifty percent (50%) of the outstanding voting securities of the Company.

          "Transfer" means transfer of a right in rem in shares, for valuable
           --------
consideration or for free, even when carried out by way of public auction, voluntarily or by virtue of a judicial decision, including, but not limited to, contributions, exchange transactions, transfers of substantially all of assets, mergers, demergers, absorptions, liquidations or similar transactions, as well as the granting of options to purchase or sell shares or the conclusion of a swap or other agreement, that completely or partly transfers the economic benefits or the ownership of the shares, regardless of whether such a transaction is realized by means of delivery of securities, in cash or otherwise.

     (b) The following terms have the meanings set forth in the Sections set forth below:

          Term                                        Location
          ----                                        --------
     Agreement....................................    Preamble
     Baker........................................    (S)2.01(a)
     BCLCC........................................    (S)2.03(a)
     Board........................................    Recitals
     Cause........................................    (S)2.04(a)
     Company......................................    Preamble
     Company Common Stock.........................    Recitals
     Dragon.......................................    Recitals
     Initial Restriction Period...................    (S)3.02(a)
     L&H Control Group............................    Preamble
     L&H Shares...................................    Recitals
     LLCs.........................................    Preamble
     Lockup Period................................    (S)3.01
     Merger Agreement.............................    Recitals
     Merger Sub...................................    Recitals
     Principal Stockholders.......................    Preamble

                                   ARTICLE II

                                   Governance
                                   ----------


          SECTION 2.01.  Initial Board Representation.  (a)  As and from the
                         ----------------------------
date hereof, and until she is elected to the Board, Janet Baker ("Baker") shall have the right to: (i) attend meetings of the Board pursuant to a resolution of the Board dated ______________ _____, 2000; and (ii) receive copies of all materials provided by the Company to its directors, as and when such directors receive such materials.

          (b) At the next annual meeting of stockholders of the Company, the Company will seek approval to elect Baker to the Board for one year. In connection with such annual stockholders meeting, the LLCs may nominate Baker for election to the Board, and the Company agrees to cause the slate of Directors presented to the stockholders of the Company for election to the Board to include Baker.

          SECTION 2.02.  Continuing Board Representation.  As long as (i)
                         -------------------------------
Baker continues to be an officer of the Company, and (ii) Baker (or her LLC) owns at least twenty percent (20%) of her (or her LLC's) Initial Shares, the LLCs or Principal Stockholders, as the case may be, may nominate Baker for appointment to the Board and the parties hereto shall exercise all authority under applicable law to cause any slate of Directors presented to the stockholders of the Company for election to the Board to include Baker. In the event Baker ceases to serve as an officer of the Company, she shall immediately resign her directorship. In the event Baker (or her LLC) sells more than eighty percent (80%) of her (or her LLC's) respective Initial Shares, she may continue to serve as a director until the expiration of her then current term.

          SECTION 2.03.  Voting Agreement.  (a) The L&H Control Group shall
                         ----------------
take all actions necessary to vote all the L&H Shares entitled to vote and owned or held of record by the L&H Control Group at any annual or special stockholders meeting at which one or more directors are elected in favor of, or shall take all actions by written consent in lieu of any such meeting necessary to cause, the election of Baker to the Board, so long as Baker is entitled to be nominated as a member of the Board pursuant to this Article II. If the L&H Control Group shall refuse to vote the L&H Shares as provided in this Section 2.03(a) at any meeting of stockholders of the Company, or shall refuse to give its written consent in lieu of a meeting, thereupon, without further action by the Principal Stockholders, Baker shall be, and hereby is, irrevocably constituted the attorney-in-fact and proxy of the L&H Control Group solely for the purpose of voting, and shall vote such L&H Shares at such meeting as provided in this
Section 2.03(a) or give such consent, as the case may be. In connection herewith, the L&H Control Group agrees to execute such proxy documents as may be necessary to comply with the provisions of Article 74, Section 2 of the Belgium Coordinated Laws on Commercial Companies (the "BCLCC").
                                               -----

          (b) The Principal Stockholders shall take all actions necessary to vote all the Stockholder Shares entitled to vote and owned or held of record by the LLCs or the Principal Stockholders at any annual or special stockholders meeting at which one or more directors are elected in favor of, or shall take all actions by written consent in lieu of any such meeting necessary to cause, the election of the designees of the L&H Control Group to the Board, so long as Baker is entitled to attend meetings of the Board pursuant to Section 2.01(a) hereof or is entitled to be nominated as a member of the Board pursuant to this
Article II. If the LLCs or the Principal Stockholders shall refuse to vote the Stockholder Shares as provided in this Section 2.03(b) at any meeting of stockholders of the Company, or shall refuse to give its written consent in lieu of a meeting, thereupon, without further action by the L&H Control Group, any representative of the L&H Control Group shall be, and hereby is, irrevocably constituted the attorney-in-fact and proxy of the LLCs and the Principal Stockholders for the purpose of voting, and shall vote such Stockholder Shares at such meeting as provided in this Section 2.03(b) or give such consent, as the case may be. In connection therewith, the LLCs and the Principal Stockholders agree to execute such proxy documents as may be necessary to comply with the provisions of Article 74, Section 2 of the BCLCC.

          SECTION 2.04.  Removal.  (a) The L&H Control Group agrees that, if,
                         -------
at any time, the L&H Control Group is then entitled to vote for the removal of directors of the Company, so long as Baker is entitled to be a member of the Board pursuant to this Article II, the L&H Control Group will not vote any L&H Shares in favor of the removal of Baker unless such removal shall be for Cause. Removal for "Cause" shall mean removal of a director because of such director's
(A) willful or persistently repeated material non-performance of the director's duties to the Company (other than by reason of the incapacity of the director due to physical or mental illness) after notice by the Board of such failure and the director's non-performance and continued, willful or persistently repeated material non-performance after such notice, (B) the indictment of the director for a felony offense, or (C) the commission by the director of fraud or any willful misconduct that brings the reputation of the Company into serious disrepute or causes the director to cease to be able to perform his duties.

          (b) The Principal Stockholders agree that, if, at any time, the LLCs or the Principal Stockholders are entitled to vote for the removal of directors of the Company, so long as Baker is entitled to be a member of the Board pursuant to this Article II, the LLCs and the Principal

Stockholders will not vote any Stockholder Shares in favor of the removal of any director nominated to the Board by the L&H Control Group unless such removal shall be for Cause.


                                  ARTICLE III

                               Lockup Provisions
                               -----------------

          SECTION 3.01.  Lockup Period.    The "Lockup Period" shall mean the
                         -------------
period beginning on the Closing Date and continuing until the first anniversary of the Closing Date. Without limiting the rights of the Principal Stockholders set forth in Article II, the Lockup Period shall be suspended:

          (a) during such time as the Company is engaged in a process calculated to result in a Change of Control Transaction, but only so long as the Company has not terminated such process; provided that the Principal
                                              --------
     Stockholders will be notified promptly by the Company of its determination to engage in any such process; or

          (b) during such time as a Third Party Offer is outstanding.

          SECTION 3.02.  Transfer Restrictions.  (a) During the Lockup Period,
                         ---------------------
the LLCs shall not, directly or indirectly, Transfer any Initial Shares except pursuant to (i) the terms of the Indemnity Escrow Agreement, (ii) the terms of the LLC Agreements, or (iii) a Third Party Offer.

          (b) After the end of the Lockup Period, Holders may Transfer any Stockholder Shares free of any restrictions contained in Section 3.02(a) of this Agreement.

          (c) To the extent that any Stockholder Shares owned by the LLCs or the Principal Stockholders other than James K. Baker and Janet M. Baker (or their respective LLCs) are or become transferable pursuant to Sections 3.02(a) or (b) above, such Stockholder Shares shall no longer be subject to the provisions of this Agreement (regardless of whether such Stockholder Shares are actually transferred).

          (d) The shares received by any transferee to whom Stockholder Shares are transferred in accordance with Sections 3.02(a) or (b) above shall no longer be subject to the provisions of this Agreement.

          (e) Each certificate representing the Stockholder Shares shall, except as otherwise provided in this Section 3.02, be stamped or otherwise be imprinted with legends substantially in the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON DISPOSITION AND OTHER RESTRICTIONS OF A STOCKHOLDERS' AGREEMENT DATED AS OF JUNE 7, 2000, AMONG THE HOLDER HEREOF AND LERNOUT & HAUSPIE SPEECH PRODUCTS N.V., AMONG OTHERS."

Such legend shall be removed with respect to any Stockholder Shares which are no longer subject to the provisions of this Agreement.

          SECTION 3.03.  Acquisition of Additional Shares; Other Restrictions.
                         ----------------------------------------------------
During the Lockup Period (excluding such period during which the Lockup Period may be suspended pursuant to Section 3.01), the LLCs and the Principal Stockholders shall not, directly or indirectly, and shall cause their Affiliates not to, directly or indirectly:

          (a) Except upon exercise of options or warrants granted by Company to the Principal Stockholders or as otherwise permitted in the LLC Agreements, acquire, announce an intention to acquire, offer to acquire, or enter into any agreement, arrangement or undertaking of any kind the purpose of which is to acquire, by purchase, exchange or otherwise, (i) any shares of Company Common Stock or (ii) any other security convertible into, or any option, warrant or right to acquire, Company Common Stock or (iii) all or substantially all of the assets of the Company or any of its Affiliates; provided that Sections
                                                --------
3.03(a)(i) and (ii) shall not be applicable if the aggregate percentage of outstanding Company Common Stock is increased solely as a result of corporate action taken by the Company and not caused by any action taken by the Principal Stockholders or any of their Affiliates.

          (b) Solicit, or participate in any solicitation of, proxies with respect to any Company Common Stock, or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A of the Exchange Act) in opposition to any matter that has been recommended by a majority of the Directors or in favor of any matter that has not been approved by a majority of the Directors.

          (c) Propose or otherwise solicit stockholders of the Company for the approval of one or more stockholder proposals, seek or solicit support for (whether publicly or privately) any written consent of stockholders of the Company, attempt to call a special meeting of stockholders, nominate or attempt to nominate any Person for election as a Director (except in accordance with Article II), or seek the removal or resignation of any Director (other than Baker) (except in accordance with Article II), in each case in opposition to any matter that has been recommended by a majority of the Directors (and such recommendation has not been revoked or withdrawn) or in favor of any matter that has not been approved by a majority of the Directors.

          (d) Deposit any Company Common Stock in a voting trust or similar agreement or subject any Company Common Stock to any arrangement or agreement with respect to the voting of such Company Common Stock.

          (e) Take any action to form, join or in any way participate in any partnership, limited partnership, syndicate or other Group with respect to Company Common Stock or otherwise act in concert with any Person for the purpose of circumventing the provisions or purposes of this Agreement.

          (f) Propose (or publicly announce or otherwise disclose an intention to propose), solicit, offer, seek to effect, negotiate with or provide any confidential information relating to the Company or its business to any other Person with respect to, any tender or exchange offer, merger, consolidation, share exchange, business combination, restructuring, recapitalization or similar transaction involving the Company or fail to withdraw from any such proposal that, in the opinion of counsel to the Company, would require the Company to make a public announcement with respect thereto; provided, that nothing set forth in this
                                   --------
Section 3.03(f) shall prohibit the Principal Stockholders from soliciting, offering, seeking to effect and negotiating with any Person with respect to Transfers of Company Common Stock otherwise permitted by this Article III; provided further, that in so doing the LLCs and the Principal Stockholders shall
-------- -------
not (x) issue any press release or otherwise make any public statements (other than statements made in response to any request by any Person for confirmation by the Principal Stockholders or any of their Affiliates of information contained in any statement on Schedule 13D under the Exchange Act) with respect to such action (provided that the Principal Stockholders may, and may permit
                --------
their Affiliates to, make any statement required by applicable law, including without limitation, the amendment of any statement on Schedule 13D under the Exchange Act); provided, however, that in doing so the Principal Stockholders
               --------  -------
shall not provide any confidential information relating to the Company or its business to any such Person, and; provided, further, that nothing in this
                                  --------  -------
Section 3.03(f), shall apply to discussions between or among officers, employees or agents of the Principal Stockholders and Baker.

          (g) Assist, advise, encourage or influence in any respect any third party to seek to control management of the Company including, without limitation assisting such third party in (i) influencing the Board or the management or policies of the Company or (ii) acquiring, holding, voting or disposing of voting securities of the Company.

          (h) Take any other action to seek control of the Company.

          (i) Make or in any way advance any request or proposal to amend, modify or waive any provision of this Agreement except in a nonpublic and confidential manner.

          (j) Announce an intention to do, or solicit, assist, prompt, induce or attempt to induce any Person to do, any of the actions restricted or prohibited under subparagraphs (a) through (i) above.

          Notwithstanding the restrictions contained in this Section 3.03, none of the actions taken by Baker as a member of the Board pursuant to her responsibilities in such capacity or the exercise by any Holder of its voting rights with respect to any Stockholder Shares shall be deemed to violate this
Section 3.03.

          SECTION 3.04.  Additional Shares.  All shares of Company Common
                         -----------------
Stock acquired by a Holder pursuant to this Article III or as a result of a recapitalization of the Company or any other action taken by the Company, shall be subject to all of the terms, covenants and conditions of this Agreement.

                                  ARTICLE IV

                                 Miscellaneous
                                 -------------

          SECTION 4.01.  Interpretation.  (a)  The headings contained in this
                         --------------
Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (b) In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          (c) The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include the Person's successors and permitted assigns, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (iv) all references herein to Articles and Sections shall be construed to refer to Articles and Sections of this Agreement.

          SECTION 4.02.  Amendments.  No amendment, modification or waiver in
                         ----------
respect of this Agreement shall be effective unless it shall be in writing and signed by all parties hereto.

          SECTION 4.03.  Assignment.  Except where otherwise expressly
                         ----------
provided herein, this Agreement and the rights and obligations hereunder shall not be assignable or transferable by the parties hereto (except by operation of law in connection with a merger, or sale of substantially all the assets, of the parties hereto) without the prior written consent of the other parties hereto; provided, however, that the Principal Stockholders may assign their rights and
--------  -------
obligations hereunder to a Permitted Transferee. Any attempted assignment in violation of this Section 4.03 shall be void.

          SECTION 4.04.  No Third-Party Beneficiaries.  This Agreement is for
                         ----------------------------
the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

          SECTION 4.05.  Notices.  All notices or other communications
                         -------
required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex, cable or telecopy or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or transmitted via facsimile, receipt telephonically confirmed, or if mailed, five days after mailing (two Business Days in the case of express mail or overnight courier service), as follows:

          (i)  if to the Company:

                         Lernout & Hauspie Speech Products N.V.
                         Flanders Language Valley 50
                         B-8900 Ieper
                         Belgium

               Attention:  General Counsel and Chief Financial Officer
               Telephone:  011 32 57 228 888
               Facsimile:  011 32 57 208 489

               with a copy to:

               Brown, Rudnick, Freed & Gesmer
               One Financial Center
               Boston, MA 02111
               Attention:  Philip J. Flink
               Telephone:  (617) 826-8200

     (ii)  if to the L&H Control Group

               c/o Lernout & Hauspie Speech Products N.V.
               Flanders Language Valley 50
               B-8900 Ieper
               Belgium
               Attention: Chantal Mestdagh
               Telephone:  011 32 57 228 888
               Facsimile:  011 32 57 208 489

               with a copy to:

               Brown, Rudnick, Freed & Gesmer
               One Financial Center
               Boston, MA 02111
               Attention:  Philip J. Flink
               Telephone:  (617) 826-8200

     (iii)  if to the LLCs or the Principal Stockholders:

               Janet M. Baker
               173 Highland Street
               West Newton, MA 02465

               Seagate Technology, Inc.
               920 Disc Drive
               Scotts Valley, CA 05006
               Attention:  Donald Waite

               with a copy to:

               Hale and Dorr LLP
               60 State Street
               Boston, MA 02109
               Attention:  Sarah Rothermel
               Telephone:  (617) 526-6000

          SECTION 4.06.  Counterparts.  This Agreement may be executed in one
                         ------------
or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 4.06; provided that receipt of copies of such
                               --------
counterparts is confirmed.

          SECTION 4.07.  Severability.  If any provision of this Agreement (or
                         ------------
any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

          SECTION 4.08.  Consent to Jurisdiction.  Each of the parties hereto
                         -----------------------
irrevocably submits to the exclusive jurisdiction of (a) the Federal courts of the United States of America for the District of Massachusetts and (b) the state courts of the Commonwealth of Massachusetts located in the County of Suffolk, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto agrees to commence any action, suit or proceeding relating hereto either in a Federal court of the United States of America for the District of Massachusetts or in a state court of the Commonwealth of Massachusetts located in the County of Suffolk. The Company and the L&H Control Group further agrees that service of any process, summons, notice or document by U.S. registered mail to the offices of Brown Rudnick Freed & Gesmer, P.C., One Financial Center, Boston, MA 02111, Attention: Philip J. Flink, shall be effective service of process for any action, suit or proceeding in Massachusetts with respect to any matters to which it has submitted to jurisdiction in this Section 4.08. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) any Federal court of the United States of America for the District of Massachusetts or (ii) any state court of the Commonwealth of Massachusetts located in the County of Suffolk, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          SECTION 4.09.  Termination.  This Agreement shall expire on the
                         -----------
first anniversary hereof except that the provisions of Article II shall terminate on the date on which Baker (i) no longer serves as a director of the Company (after she has been elected to serve on such Board) and (ii) no longer has the right to require the L&H Control Group to vote the L&H Shares to elect Baker to the Board pursuant to Article II hereof.

          SECTION 4.10.  Specific Performance.  The parties hereto agree that
                         --------------------
irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

          SECTION 4.11.  Governing Law.  Subject to the mandatory requirements
                         -------------
of the internal laws of the Kingdom of Belgium, this Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without regard to the conflicts of law principles thereof.

                           [SIGNATURE PAGE TO FOLLOW]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


                              LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.


                              By:  /s/ Jo Lernout
                                   -----------------------------
                                   Name:  Jo Lernout
                                   Title: Managing Director


                              By:  /s/ Pol Hauspie
                                   -------------------------------
                                   Name:  Pol Hauspie
                                   Title: Managing Director

                              JKBAKER LLC


                              By:  /s/ James K. Baker
                                   --------------------------------
                                   Name: James K. Baker
                                   Title:

                              JMBAKER LLC


                              By:  /s/ Janet M. Baker
                                   ---------------------------------
                                   Name:  Janet M. Baker
                                   Title:


                              SEAGATE LLC


                              By:/s/ Donald L. Waite
                                 ------------------------------------
                                  Name: Donald L. Waite
                                  Title:

                              ROTH SPECIAL LLC


                              By:/s/ Robert Roth
                                 ------------------------------------
                                  Name: Robert Roth
                                  Title:

                              CFB GILBERT LLC


                              By:  /s/ Cherry F. Bamberg
                                   -----------------------------------
                                  Name:   Cherry F. Bamberg
                                  Title:  Member

                              RGB RUMPOLE LLC


                              By: /s/ Paul G. Bamberg
                                  -------------------------------------
                                  Name:   Paul G. Bamberg
                                  Title:  Member


                              PRINCIPAL STOCKHOLDERS:

                              /s/ James K. Baker
                              -------------------------------------------
                              James K. Baker

                              /s/ Janet K. Baker
                              -------------------------------------------
                              Janet M. Baker

                              /s/ Robert Roth
                              -------------------------------------------
                              Robert Roth

                              SEAGATE TECHNOLOGY, INC.


                              By:  /s/ Donald L. Waite
                              -------------------------------------------
                                   Donald L. Waite
                                   Executive Vice President

                              PAUL G. BAMBERG AND DONALD B. FLETCHER, JR. AS TRUSTEES OF THE PAUL G. BAMBERG TRUST U/A DATED 8/18/89, AS AMENDED 10/20/93



                              By:  /s/ Paul G. Bamberg
                                   ---------------------------------------
                                   Paul G. Bamberg

                              LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.

                              By:  /s/ Donald B. Fletcher, Jr.
                                   --------------------------------------
                                   Donald B. Fletcher, Jr.



                              CHERRY F. BAMBERG AND DONALD B. FLETCHER, JR. AS TRUSTEES OF THE CHERRY F. BAMBERG TRUST U/A DATED 8/18/89, AS AMENDED 10/20/93


                              By:  /s/ Cherry F. Bamberg
                                   ----------------------------------
                                   Cherry F. Bamberg


                              By:  /s/ Donald B. Fletcher, Jr.
                                   -----------------------------------
                                   Donald B. Fletcher, Jr.


                              LEHA

                              By:  /s/ Jo Lernout
                                   -----------------------------------
                                   Name:   Jo Lernout
                                   Title:  Director

                              By:  /s/ Pol Hauspie
                                   -----------------------------------
                                   Name:  Pol Hauspie
                                   Title: Director

                              L&H HOLDING N.V.

                              By:  /s/ Jo Lernout
                                   -----------------------------------
                                   Name: Jo Lernout
                                   Title: Managing Director


                              By:  /s/ Pol Hauspie
                                   -----------------------------------
                                   Name: Pol Hauspie
                                   Title: Managing Director


                              L&H HOLDING III


                              By:  /s/ Jo Lernout
                                   -----------------------------------
                                   Name: Jo Lernout
                                   Title: Director


                              By:  /s/ Norbert Schmitz
                                   -----------------------------------
                                   Name: Norbert Schmitz
                                   Title: Managing Director


                              OLDCO N.V.


                              By:  /s/ Jo Lernout
                                   -----------------------------------
                                   Name:  Jo Lernout
                                   Title: Managing Director, N.V. Lernout &
                                          Hauspie Investment Holding, Liquidator
                                          of Oldco, N.V.


                              L&H INVESTMENT COMPANY


                              By:  /s/ Jo Lernout
                                   -----------------------------------
                                   Name: Jo Lernout
                                   Title: Co-Chairman


                              By:  /s/ Chantal Mestdaghdude
                                   -----------------------------------
                                   Name: Chantal Mestdaghdude
                                   Title: Director